  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
On May 18, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), entered into a purchase and sale agreement (the "MGM Purchase Agreement") with an unaffiliated third party ("Seller") for the purchase of the MGM property (as defined below). On May 27, 2015, the Sponsor assigned its interest in the MGM Purchase Agreement to a wholly-owned subsidiary of the Registrant's operating partnership ("Subsidiary"), and the Registrant closed on the acquisition of the MGM property. On May 27, 2015, Registrant, through its Subsidiary, entered into an Assignment and Assumption of Leases and assumed all of the Seller's right, title, and interest, as landlord, in the MGM leases, as described in Item 8.01 below.
Item 7.01.    Regulation FD Disclosure
On June 2, 2015, the Registrant's Sponsor issued a press release on behalf of the Registrant, disclosing the acquisition of the MGM property described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Acquisition of MGM property
On May 27, 2015, the Registrant acquired a three building campus consisting of approximately 168,250 net rentable square feet located in Las Vegas, Nevada (the "MGM property"). The MGM property consists of three Class "B" office buildings: the 840 Grier building, the 880 Grier building, and the 950 Grier building. MGM Resorts International ("MGM") leases a substantial majority of the MGM property. The purchase price for the MGM property was $30.3 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering and a draw of $25 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. ("KeyBank") serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent (the "KeyBank Revolving Credit Facility"). The Registrant's advisor earned $606,000 in acquisition fees in connection with the acquisition of the MGM property. The Registrant incurred acquisition expenses of approximately $220,200 in connection with the acquisition of the MGM property, approximately $40,100 of which will be reimbursed or paid to the Registrant's advisor and approximately $180,100 of which were paid to unaffiliated third parties.
MGM is a global hospitality and gaming company with hotels, resorts, and casinos worldwide. MGM operates a portfolio of resort brands located on Las Vegas Boulevard, including the Bellagio Resort, MGM Grand, Mandalay Bay, and the Mirage. The MGM property supports MGM’s back office and new employee training functions. MGM is publicly traded on the New York Stock Exchange and ranked #287 on the 2014 Fortune 500 List.
The MGM property is located in Las Vegas, Nevada, adjacent to McCarran International Airport. The MGM property is in close proximity to MGM’s properties located along Las Vegas Boulevard, including its corporate headquarters within the Bellagio Resort. MGM owns a 3.22 acre site adjacent to the MGM property utilized to accommodate additional parking for the 1,000 employees located on-site. The Registrant believes the MGM property is a business essential facility to MGM's overall operations due to the operational functions performed therein and its significant locational benefits.
Under the MGM leases, as amended, MGM leases approximately 16% of the MGM property under a triple-net lease and the remaining space under a modified gross lease structure. The current annual base rent is approximately $2.4 million, with 2.5% average annual rental increases for the remaining duration of the leases. Currently, MGM leases 98.5% of the MGM property, with a remaining term of 9.3 years upon the Registrant’s acquisition, expiring in August 2024. A local tenant leases the remaining 1.5% of the MGM property, with a remaining term of 1.4 years upon the Registrant’s acquisition, expiring in November 2016. Under the MGM leases, MGM has two five-year renewal options at fair market value and no exercisable termination option. The information related to the MGM leases in this Item 8.01 description is qualified in its entirety by the 840 Grier building lease, the First Amendment to the 840 Grier building lease, the 880 Grier building lease, and the 950 Grier building lease, which are attached as Exhibits 10.1 to 10.4 hereto.
The going-in capitalization rate for the MGM property is approximately 6.21%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from MGM including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that MGM will perform its obligations under its lease agreements during the next 12 months.
Griffin Capital Essential Asset Property Management II, LLC will be responsible for managing the MGM property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the MGM property. Griffin Capital Essential Asset Property Management II, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.
Acquisition of American Showa property
On May 28, 2015, the Registrant acquired a single story, Class "A" distribution and assembly facility consisting of 304,560 net rentable square feet located in Columbus, Ohio (the "American Showa property"). The American Showa property is leased in its entirety to American Showa, Inc. ("American Showa"). The purchase price for the American Showa property was $17.2 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering and a draw of $10.3 million pursuant to the KeyBank Revolving Credit Facility. The Registrant's advisor earned $344,000 in acquisition fees in connection with the acquisition of the American Showa property. The Registrant incurred acquisition expenses of approximately $47,900 in connection with the acquisition of the American Showa property, approximately $28,400 of which will be reimbursed or paid to the Registrant's advisor and approximately $19,500 of which were paid to unaffiliated third parties.
American Showa is a wholly-owned subsidiary of the parent company SHOWA Corporation ("SHOWA"), a Japan-based manufacturer and seller of high-performance automotive and motorcycle parts worldwide. SHOWA is publicly traded on the Tokyo Stock Exchange and is shadow rated IG7 on Bloomberg's proprietary rating system.
The American Showa property is located within the Rickenbacker Global Logistics Park (the "Park") in Columbus, Ohio. The Park provides American Showa a central location between its Ohio manufacturing plants and a well-established logistics infrastructure. The American Showa property was build-to-suit for American Showa in 2014. American Showa relocated and consolidated its distribution operation to the American Showa property, which now serves as the sole distribution facility for its various automotive and motorcycle parts. The Registrant believes the American Showa property is a business essential facility to American Showa's overall operations due to the operational functions performed therein and its significant locational benefits.
The American Showa lease is a triple-net lease with a remaining term of approximately 9.8 years upon the Registrant's acquisition, expiring in March 2025. The current annual base rent is approximately $1.02 million, with 2% average annual rental increases for the remaining duration of the lease. Under the American Showa lease, American Showa has two five-year renewal options at fair market value and no termination option.
The going-in capitalization rate for the American Showa property is approximately 5.95%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from American Showa including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that American Showa will perform its obligations under its lease agreements during the next 12 months.
Griffin Capital Essential Asset Property Management II, LLC will be responsible for managing the American Showa property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the American Showa property. Griffin Capital Essential Asset Property Management II, LLC intends to hire an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
10.1    840 Grier building Lease dated November 25, 2013
10.2    First Amendment to 840 Grier building Lease dated March 9, 2015
10.3    880 Grier building Lease dated November 25, 2013
10.4    950 Grier building Lease dated November 25, 2013
99.1    Press Release regarding MGM property dated June 2, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: June 2, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary